Exhibit 10.59

SECOND AMENDMENT TO AGREEMENT

This Second Amendment to Agreement, shall amend the November 1, 2005 Agreement, as previously amended by Amendment to Agreement, effective January 27, 2006, by and between Mercury Interactive Corporation (“Mercury”) and Amnon Landan (“Landan”), copies of which are attached hereto. Except as amended, the November 1, 2005 Agreement, as previously amended by Amendment to Agreement, effective January 27, 2006, shall remain in full force and effect.

WHEREAS, a dispute (the “Option Dispute”) exists between Mercury and Landan as to Landan’s exercise rights with respect options to acquire 437,500 shares of Mercury common stock that were granted with a record grant date of January 3, 2003 (“2003 Options”), including without limitation the effect on such rights of the Amendment to Agreement.

WHEREAS, Mercury has various pending claims against Landan unrelated to Landan’s Options (the “Mercury Claims”);

WHEREAS, on July 15, 2006 an agreement was reached by the parties on a basis for settling the Option Dispute, effective as of such date; and

WHEREAS, the parties desire to memorialize such agreement by entering into this Second Amendment setting forth the terms thereof.

Now, therefore, in consideration of the covenants undertaken and contained herein, the adequacy of which is herein acknowledged, the parties agree as follows:

1. Landan agrees not to exercise the 2003 Options and agrees that he no longer will have any right to or interest in the 2003 Options or any value from the 2003 Options, except as specifically set forth herein.

2. Mercury agrees that if on or before the Cutoff Date (as defined below) Mercury and Landan reach a settlement as to Mercury’s pending claims against Landan, Landan will receive against any amount that Landan agrees to pay Mercury a credit of the lesser of (i) the Settlement Amount or (ii) $2,817,500, which is the difference between the exercise price of the 2003 Options ($31.41 per share) and the closing price of an equivalent number of shares of

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Mercury stock on July 14, 2006 ($37.85 per share). For purposes hereof, the “Cutoff Date” means the later of March 15, 2007 or such other date on which such credit can be granted without subjecting Landan to liability for additional tax under Section 409A of the Internal Revenue Code of 1986, as amended, as interpreted by Treasury Regulations and other guidance issued by the Internal Revenue Service.

3. Nothing contained in this Second Amendment to Agreement shall be deemed as an admission by any party.

4. This Second Amendment to Agreement shall not be deemed to constitute a waiver of any rights, claims or defenses of any of the parties, other than with respect to the return and cancellation of the 2003 Options as set forth in Paragraph 1, above, and the credit that Landan would receive in connection with a Settlement, as set forth in Paragraph 2, above. Except as expressly provided herein, the November 1, 2005 Agreement, as previously amended by Amendment to Agreement, effective January 27, 2006, and this Second Amendment to Agreement do not constitute a release of any claims that either party may have against the other. Nothing in this Second Amendment is intended to limit the parties’ existing arbitration rights, claims or defenses including but not limited to rights, claims or defenses under the November 1, 2005 Agreement, as previously amended by Amendment to Agreement, effective January 27, 2006, or Landan’s Employment Agreement, except as expressly set forth herein.

5. This Second Amendment to Agreement can be modified only in writing signed by the parties. This Second Amendment to Agreement shall constitute the entire understanding between the parties concerning the 2003 Options and supersede and replaces all prior negotiations, proposed agreements, and agreements, written or oral, relating to the 2003 Options.

6. Both parties agree to cooperate with the other in taking any steps required to finalize this Second Amendment to Agreement.

7. Mercury and Landon do not intend by this Agreement to create a deferred compensation arrangement that is subject to Code Section 409A.

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8. Both parties have cooperated in the drafting and preparation of this Second Amendment to Agreement. Hence, in any construction to be made of this Second Amendment to Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

9. This Second Amendment to Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument.

10. In entering into this Second Amendment to Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Second Amendment to Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

11. Notice to Landan under the November 1, 2005 Agreement, as previously amended by Amendment to Agreement, effective January 27, 2006, and this Second Amendment to Agreement may be effected by hand delivery to Landan’s attorney, Jonathan Cohen at Winston & Strawn LLP, 101 California Street, 39th Floor, San Francisco, CA 94111. Notice to Mercury may be effected by hand delivery to its attorney, Daniel Bookin at O’Melveny & Meyers, Embarcadero Center West, San Francisco, CA 94111.

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I have read the foregoing Agreement, and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

MERCURY INTERACTIVE CORPORATION

By:	/s/ Clyde Ostler
Title:	Special Committee Chairman

Dated:

AMNON LANDAN

By:	/s/ Amnon Landan

Dated: July 28, 2006

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